EXHIBIT 5.2

BOSE
McKINNEY
& EVANS LLP

ATTORNEYS AT LAW

June 21, 2004

Emmis Operating Company
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, Indiana 46204

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Indiana counsel to Emmis Operating Company, an Indiana corporation (the “Company”), and Emmis Communications Corporation, Emmis Radio Corporation, Emmis Television Broadcasting, L.P., Emmis Publishing, L.P., Emmis Indiana Broadcasting, L.P., Emmis Meadowlands Corporation, Emmis Publishing Corporation, Mediatex Communications Corporation and Los Angeles Magazine Holding Company, Inc. (the “Indiana Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission by the Company, the Indiana Guarantors and certain other subsidiaries of the Company (such other subsidiaries and the Indiana Guarantors, collectively, the “Guarantors”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of $375,000,000 in aggregate principal amount of the Company’s 6-7/8% Senior Subordinated Notes due 2012 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”). The Exchange Notes are to be offered in exchange for the Company’s outstanding $375,000,000 aggregate principal amount of 6-7/8% Senior Subordinated Notes due 2012 (the “Initial Notes”) issued and sold by the Company on May 10, 2004 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture dated as of May 10, 2004 (the “Indenture”) among the Company, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as Trustee. This opinion is being furnished at the request of the Company and the Indiana Guarantors.

Downtown • 2700 First Indiana Plaza • 135 North Pennsylvania Street • Indianapolis, Indiana 46204 • (317) 684-5000 • Fax (317) 684-5173
North Office • 600 East 96th Street • Suite 500 • Indianapolis, Indiana 46240 • (317) 684-5300 • Fax (317) 684-5316
Washington Office • 700 North One Lafayette Centre • 1120 20th Street, N.W. • Washington, D.C. 20036 • (209) 973-1229 • Fax (202) 973-1212
www.boselaw.com

BOSE
McKINNEY
& EVANS LLP

ATTORNEYS AT LAW

Emmis Operating Company
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 21, 2004

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a)	The Registration Statement;

(b)	The Indenture, including as exhibits thereto the form of Exchange Notes and the related Guarantees, included as Exhibit 4.6 to the Company’s annual report on Form 10-K for the fiscal year ended February 29, 2004 (the “2004 10-K”); and

(c)	The Exchange and Registration Rights Agreement, dated as of May 10, 2004 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 10.30 to the 2004 10-K.

In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon the factual matters contained in the representations, warranties and statements of the Company and the Indiana Guarantors made in the Documents and upon certificates and oral and written statements of public officials and officers of the Company and the Indiana Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that each of the Indenture and the Registration Rights Agreement has been duly authorized and executed by, and represents a legal, valid and binding obligation of, each of the parties thereto other than the Company and the Indiana Guarantors, enforceable against each of such other parties. We have also assumed that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement, that the Exchange Notes and Guarantees will be in substantially the forms attached to the Indenture and that any information omitted from such forms will be properly added.

BOSE
McKINNEY
& EVANS LLP

ATTORNEYS AT LAW

Emmis Operating Company
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 21, 2004

Based upon the above, and subject to the assumptions, exceptions and qualifications stated herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with corporate power and authority to execute and deliver the Documents and the Exchange Notes. Each of the Indiana Guarantors has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the State of Indiana, with corporate or other power and authority to execute and deliver the Documents and the Guarantees.

2.	The Exchange Notes and the execution and delivery thereof have been duly authorized by the Company.

3.	The Guarantee of the Exchange Notes by each of the Indiana Guarantors has been duly authorized by all necessary corporate or other action of such Indiana Guarantor.

4.	The Registration Rights Agreement and the execution and delivery thereof have been duly authorized by the Company and each of the Indiana Guarantors.

5.	The Indenture has been duly authorized, executed and delivered by the Company and each of the Indiana Guarantors.

6.	The execution, delivery and performance of the Registration Rights Agreement, the Indenture, the Exchange Notes and the Guarantees by the Company and the Indiana Guarantors, as applicable, will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws, or equivalent organizational documents of the Company or any of the Indiana Guarantors, or (ii) violate or conflict with any law of the State of Indiana, or, to our actual knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Indiana Guarantors or their respective property.

The opinions expressed above are subject to the following additional qualifications:

BOSE
McKINNEY
& EVANS LLP

ATTORNEYS AT LAW

Emmis Operating Company
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 21, 2004

A.	The opinions expressed herein are limited to the law of the State of Indiana. We have not investigated the law of any other state for purposes of our opinion. We have instead assumed without investigation that to the extent the provisions or principles of the law of any other state are relevant to our opinion, they do not differ materially for the purposes of our opinion from the law of the State of Indiana. In addition, no opinion is expressed in this letter with respect to the requirements of, or compliance with, any state securities or Blue Sky laws.

B.	With respect to the due organization and valid existence under the laws of the State of Indiana of the Company and the Indiana Guarantors, our opinion is based in part upon certificates of existence issued for the Company and the Indiana Guarantors by the Secretary of State of Indiana. In the course of our serving as counsel to the Company and the Indiana Guarantors, nothing has come to our attention which would lead us to believe that the Company or any of the Indiana Guarantors is not otherwise duly organized and validly existing under the laws of the State of Indiana.

C.	Our opinion regarding due execution of the Indenture on behalf of the Company and each of the Indiana Guarantors is based solely on our review of copies of signed signature pages faxed to us on behalf of the Company and the Indiana Guarantors. Our opinion regarding delivery of the Indenture on behalf of the Company and each of the Indiana Guarantors is based solely on our understanding that an executed copy of the Indenture (or a signed signature page) was provided to the trustee under the Indenture upon or following execution thereof.

D.	With respect to any matter on which an opinion is rendered based upon or limited to our actual knowledge, we have not made any special investigation or inquiry with respect to such matter, and such knowledge is limited to the conscious awareness of facts by the attorneys in this firm who have devoted substantive attention to the transactions contemplated by the Registration Statement.

E.	This opinion is limited to matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated. Our opinions are rendered only with respect to the laws, and

BOSE
McKINNEY
& EVANS LLP

ATTORNEYS AT LAW

Emmis Operating Company
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 21, 2004

the rules, regulations and orders thereunder that are currently in effect. We disclaim any obligation on our part to inform you of any future changes or developments in applicable laws or in facts which may hereafter come to our attention which might affect the opinions expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Sincerely,

/s/ Bose McKinney & Evans LLP

BOSE McKINNEY & EVANS LLP